UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2020

Target Corporation
(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall,	Minneapolis,	Minnesota	55403
(Address of principal executive offices, including zip code)

(612)	304-6073
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0833 per share	TGT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.             Results of Operations and Financial Condition.

On May 20, 2020, Target Corporation issued a News Release containing its financial results for the three months ended May 2, 2020. The News Release is attached hereto as Exhibit 99.

Item 7.01.             Regulation FD Disclosure.

Target Corporation is disclosing the following supplemental risk factor, which should be read in conjunction with the description of risk factors included in Part I, Item 1A, Risk Factors of its Form 10-K for the fiscal year ended February 1, 2020.

The COVID-19 pandemic has affected our business in many different ways, and may amplify the risks and uncertainties facing our business and their potential impact on our financial position, results of operations, and cash flows.
The COVID-19 pandemic has significantly affected U.S. consumer shopping patterns and caused the health of the U.S. economy to deteriorate. While our sales have been strong, accompanying shifts in our category sales mix to lower-margin nondiscretionary merchandise and to fulfilling more sales through our digital channels have negatively affected our profitability. While the changes in guest shopping patterns in connection with the COVID-19 pandemic may be temporary, some of those changes could become long-lasting. If the shifts in our category sales mix to lower-margin merchandise and fulfilling a significantly larger percentage of our sales through digital channels become long-lasting and we are unable to offset the lower margin and increased costs of fulfilling orders outside of our traditional in-store channel with efficiencies, cost-savings or expense reductions, our results of operations could be adversely affected.
The shift in shopping patterns has also significantly affected our inventory position and disrupted our supply chain. We have been unable to procure certain merchandise items in the quantities our guests seek, including those most in demand due to COVID-19. We may not be able to re-stock those products for an extended period, which may lead to lost sales and negatively affect our results of operations. For other products for which we are seeing demand below historic levels, many of which are in higher-margin categories such as Apparel and Accessories, we have had to take actions to help manage that inventory, such as slowing or cancelling purchase orders and paying related cancellation fees, asking vendors to store excess inventory on their premises, and accelerating markdowns of inventory. Those increased costs, along with lost sales for those higher-margin products, have negatively affected, and may continue to negatively affect, our profitability. Our vendors have also been affected by the COVID-19 pandemic in differing ways. For example, some financially distressed vendors may be unable to survive the COVID-19 pandemic, which would require us to seek alternative vendors, while others are having difficulty supplying us products in the quantities our guests seek, which could negatively affect our results of operations.
To date, all of our stores, digital channels, and distribution centers remain open. We have incurred significant SG&A expenses related to efforts to protect the health and well-being of our guests and team members. Most of our headquarters operations have transitioned to remote working arrangements, which has amplified our already extensive reliance on computer systems and on our continued and unimpeded access to the Internet to use those systems. We have had to temporarily alter other parts of our operations during the COVID-19 pandemic, including adjusting our in-store returns process, suspending physical inventory counts at our stores, metering guest traffic, reducing store hours, and, in some locations, restricting access to “non-essential” sections of our stores due to emergency state or local operating restrictions. Those temporary alterations to our operations have negatively affected, and may continue to negatively affect, the guest experience, sales, and our results from operations.
A continued and prolonged deterioration in the health in the U.S. economy could lead to a reduction in our sales in the future, which could magnify any negative effects of the COVID-19 pandemic on our results of operations and negatively and materially affect additional areas of our business, such as asset impairment evaluations and the amount of credit card profit-sharing revenue payments we receive from TD Bank Group (TD).
The full extent of the impact of the COVID-19 pandemic on our business, financial position, and results of operations may not be known for an extended period and will depend on future developments, many of which are outside of our control, including the duration and spread of the COVID-19 pandemic and related actions taken by the U.S., state, local, and international governments, which are uncertain and cannot be predicted. If the COVID-19 pandemic worsens, its negative impacts could be more prolonged and may become more severe. The rapid development and fluidity of this situation limits our ability to predict the ultimate impact of COVID-19 on our business, financial condition, and financial performance, which could be material.

Item 9.01.             Financial Statements and Exhibits.

(d)                                 Exhibits.

(99)	Target Corporation’s News Release dated May 20, 2020, containing its financial results for the three months ended May 2, 2020.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: May 20, 2020	/s/ Michael J. Fiddelke
Michael J. Fiddelke
Executive Vice President and Chief Financial Officer

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